Exhibit 10.11


     THIS THIRD AMENDMENT TO OPTION AGREEMENT (the "Third Amendment") is made and entered into effective December 20, 2002, by and among Atlas Precious Metals Inc., a Nevada corporation ("APMI") and Atlas Minerals Inc., a Colorado corporation ("AMI"; AMI and APMI will be collectively referred to hereinafter as "Atlas"), and Seabridge Gold Inc. (formally known as Seabridge Resources Inc.), a company incorporated under the laws of Canada ("SGI") and Seabridge Gold Corporation, a Nevada corporation 100% and wholly-owned by SGI ("SGI"; SGI and SGC will be collectively referred to hereinafter as "Seabridge").

RECITALS

     A. Atlas and Seabridge entered into an Option Agreement dated effective as of February 14, 2000 (the "Agreement"), pursuant to which Atlas granted to Seabridge an exclusive option (the "Option") to purchase the interests held by Atlas in certain unpatented mining claims, fee lands and related assets located in Malheur County, Oregon (collectively, the "Property").

     B. Pursuant to the Agreement (as modified by the first amendment, effective December 31, 2000 and the second amendment, effective July 31, 2001, in order to keep the Option in effect, Seabridge is required to timely make certain periodic payments (the "Option Payments") to Atlas.

     C. The parties now desire to modify the Agreement to extend the term of the Option and provide for an additional Option Payment to be made.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and obligations contained in this Amendment, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree to amend the Agreement as follows:

     1. Section 1.3 of the Agreement is hereby revised to read as follows:

     The term of the Option (the "Option Period") shall commence upon the Effective Date, and shall continue through and including the earlier of (a) the date the Option is exercised, (b) the date this Agreement is terminated pursuant to Sections 7.1 or 7.2, or (c) March 31, 2003

     2. Section 1.4 of the Agreement is hereby revised to read as follows:

     SGI agrees to timely make the following payments to Atlas during the Option
Period:

         On or Before                     Amount of Payment
         December 31, 2002                U.S.$300,000

     The above-referenced payment (the "Option Payment") shall not be credited against the Purchase Price. In addition, the Option Payment shall not be refundable to SGI, whether or not it exercises the Option. In the event SGI fails to timely make the Option Payment, Atlas may elect to terminate this Agreement pursuant to the provisions of Section 7.2 hereof.

     3. Section 1.2 of the Agreement is replaced in its entirety as follows:

     The purchase price (the "purchase Price") for the purchase of the Property to be acquired by Seabridge if it exercises the Option shall be US$600,000 payable by delivery to Atlas at the Closing.

     4. Section 1.7(b) of the Agreement is replaced in its entirety as follows:

     Six Hundred Thousand Dollars (U.S.$600,000) by wire transfer in immediate available funds.

     5. Section 2.1(d) of the Agreement is hereby revised to read as follows:

     To the extent the Agreement remains in effect during any portion of the month of February of any calendar year, Seabridge shall be financially responsible for the annual payments to the Oregon Department of Geology and Mineral Industries due on or before February 28th of each such year in order to maintain the exploration permits listed on Exhibit C (the "Exploration Permits"). Not later than February 10th of each such year, Seabridge shall forward to Atlas a wire transfer (in accordance with written instructions to be provided by Atlas) in the amount of each of those payments (as set forth on
Schedule 2.1 or as provided in written notice from Atlas to Seabridge). If the required amount is timely forwarded to Atlas, Atlas shall then be obligated to timely make the required payments not later than February 15th, and to provide evidence of such payments to Seabridge not later than February 20th.

     Except as set forth above, the parties hereby ratify and confirm all of the terms and conditions of the Agreement (as previously amended).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first above written.

                                   ATLAS MINERALS INC.
                                   A Colorado corporation



                                   By: /s/ H.R. Shipes
                                       -------------------------------------
                                       H. Roy Shipes
                                       Chairman and Chief Executive Officer

                                     ATLAS PRECIOUS METALS INC.
                                     A Nevada corporation



                                     By: /s/ H.R. Shipes
                                         ---------------------------------------
                                         H. Roy Shipes
                                         Chairman and Chief Executive Officer




                                     SEABRIDGE GOLD INC.
                                     A Canada corporation



                                     By: /s/ Rudi P. Fronk
                                         ---------------------------------------
                                         Rudi P. Fronk
                                         Chairman and Chief Executive Officer


                                     SEABRIDGE GOLD CORPORATION



                                     By: /s/ Rudi P. Fronk
                                         ---------------------------------------
                                         Rudi P. Fronk
                                         Chairman and Chief Executive Officer